EXHIBIT 16

[letterhead of Carr, Riggs & Ingram, LLC]

August 23, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Superior Bancorp's statements included under Item 4.01 of its Form 8-K filed on August 15, 2007, and we agree with such statements concerning our firm.

Sincerely,

/s/ Carr, Riggs & Ingram, LLC

Carr, Riggs & Ingram, LLC